EXHIBIT 24.1



                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Ronald M. DeFeo and Marvin B. Rosenberg, or either of them, as his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any an all amendments (including, without limitation, post-effective amendments) to Form S-1/A Registration Statements for Preferred Stock and Common Stock and Common Stock Purchase Warrants and Common Stock, and to file the same with all exhibits thereto, and all document in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof, during 1996.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


   Signature                          Title                            Date

/s/ Ronald M. DeFeo      President, Chief Executive Officer,      April 26, 1996
Ronald M. DeFeo          Chief Operating Officer and Director
                         (Principal Executive Officer)

/s/ Ralph T. Brandifino  Senior Vice President and                April 26, 1996
Ralph T. Brandifino      Chief Financial Officer
                         (Principal Financial Officer)

/s/ Marvin B. Rosenberg  Senior Vice President, General Counsel,  April 26, 1996
Marvin B. Rosenberg      Secretary and Director

/s/ Joseph F. Apuzzo     Vice President and Controller            April 26, 1996
Joseph F. Apuzzo         (Principal Accounting Officer)

/s/ G. Chris Andersen    Director                                 April 26, 1996
G. Chris Andersen

/s/ William H. Fike      Director                                 April 26, 1996
William H. Fike

/s/ Bruce I. Raben       Director                                 April 26, 1996
Bruce I. Raben

/s/ David A. Sachs       Director                                 April 26, 1996
David A. Sachs

/s/ Adam E. Wolf         Director                                 April 26, 1996
Adam E. Wolf